THIRD AMENDMENT TO EMPLOYMENT AGREEMENT THIS THIRD AMENDMENT TO THE EMPLOYMENT AGREEMENT dated June 27, 2021 (the “Employment Agreement”), as amended, by and between Parker Meeks (“Executive”) and Hyzon Motors USA Inc. (F/K/A Hyzon Motors Inc.) (“the Company”). Capitalized terms herein shall have their given meanings or the meanings in the Employment Agreement. RECITALS WHEREAS, the Compensation Committee of the Company has engaged a compensation consultant to assist in reviewing Executive’s compensation as Chief Executive Officer; and WHEREAS, the Compensation Committee has determined to make certain amendments to Executive’s Employment Agreement. NOW, THEREFORE, the parties hereby agree as follows. AMENDMENTS Section 5(b) Annual Bonus Section 5(b) is hereby cancelled and superseded in its entirety and replaced with the following: (b) Annual Bonus. During the Employment Period and subject to approval by the Board or a committee thereof, Executive will be eligible to receive an annual cash bonus with a target of 100% (ONE HUNDRED PERCENT) of Base Salary (“Target Bonus”). The actual amount of any such annual bonus payment will be determined in the sole discretion of the Board or a committee thereof in consultation with the Employer’s Board of Directors, and no guarantee is made that the Actual Bonus will be payable in whole or in part, if at all. To receive any such annual bonus, Executive must be employed by the Company on the date such annual bonus is paid, subject to Section 8(b) below. The level of Executive’s Target Bonus will be subject to review by the Board or a committee thereof as part of the Company’s ordinary course annual review process. Section 8(b)(i) Severance Amount Section 8(b)(i) is hereby canceled and superseded in its entirety and replaced with the following: The “Severance Amount” will be equal to: (A) if such Qualifying Termination is within three (3) months prior to or twelve (12) months following a Change in Control of the Company (a “Qualifying CIC Termination”), the sum of twelve (12) months’ Base Salary plus the Target Bonus, multiplied by 2; or (B) if such Qualifying Termination is not a Qualifying CIC Termination, the sum of $1,500,000 (ONE MILLION FIVE HUNDRED THOUSAND DOLLARS). DocuSign Envelope ID: 13A49750-C782-4276-8C0B-6C4E37E074DC

Section 8(b)(iii) is hereby cancelled and superseded in its entirety and replaced with the following: (iii) The “Medical Benefits” require the Company to provide Executive medical insurance coverage substantially identical to (including the applicable cost of coverage) that provided to other senior executives of the Company (which may be provided pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985) for: (A) if such Qualifying Termination is a Qualifying CIC Termination, eighteen (18) months following the Date of Termination, or (B) if such Qualifying Termination is not a Qualifying CIC Termination, eighteen (18) months following the Date of Termination. If this Agreement to provide benefits continuation raises any compliance issues or impositions of penalties under the Patient Protection and Affordable Care Act of 2010 or other applicable law, then the parties agree to modify this Agreement so that it complies with the terms of such laws without impairing the economic benefit to Executive. Section 8(b)(iv) is hereby cancelled and superseded in its entirety and replaced with the following: (iv) The “Equity Vesting Benefits” mean: (A) If such Qualifying Termination is a Qualifying CIC Termination, full vesting of all unvested equity or other Long Term Incentive Awards that vest over time, plus, in the case of unvested equity or other Long Term Incentive Awards that contain performance-based vesting, vesting of all such unvested equity and Long Term Incentive Awards, or (B) If such Qualifying Termination is not a Qualifying CIC Termination, full vesting of all unvested equity or other Long Term Incentive Awards or other Long Term Incentive Awards that vest over time, plus, in the case of unvested equity or other Long Term Incentive Awards that contain performance-based vesting, vesting of a pro rata portion of such unvested equity and Long Term Incentive Awards based on Executive’s performance attainment measured against such target(s) as have been determined and approved by the Board or a committee thereof in consultation with the Board. Other than the above amendments, the Employment Agreement remains in full force and effect. The parties have signed this Amendment as of the date of the latter signature below. HYZON MOTORS USA INC. By: _______________________ Title: ______________________ Date: ______________________ PARKER MEEKS _______________________ Title: ______________________ Date: ______________________ DocuSign Envelope ID: 13A49750-C782-4276-8C0B-6C4E37E074DC 6/27/2023 Chief Legal Officer CEO 6/27/2023